 As filed with the Securities and Exchange Commission on May 21, 2021.

Registration No. 333-09289

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_______________

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-1519168
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

400 Spruce Tree Centre, 1600 University Avenue West, St. Paul, MN	55104
(Address of principal executive offices)	Zip Code)

_______________

1995 Long-Term Incentive and Stock Option Plan of Image Sensing Systems, Inc.

(Full title of the plan)

Chad A. Stelzig President and Chief Executive Officer Imaging Sensing Systems, Inc. 400 Spruce Tree Centre 1600 University Avenue West St. Paul, Minnesota 55104 (Name and address of agent for service)	Copy to: Michele D. Vaillancourt Winthrop & Weinstine, P.A. 225 South Sixth Street Suite 3500 Minneapolis, Minnesota 55402 Telephone: (612) 604-6400
(651) 603-7700 (Telephone number, including area code, of agent for service)

_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer ☒

Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

 On July 31, 1996, Image Sensing Systems, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration Statement No. 333-09289) (the “Form S-8”) with the Securities and Exchange Commission registering 220,000 shares of the Company’s common stock, $0.01 per share par value (the “Shares”), to be issued to participants under the 1995 Long-Term Incentive and Stock Option Plan of Image Sensing Systems, Inc. (the “Plan”).  The Company is no longer issuing securities under the Plan.  This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota on May 21, 2021.

Image Sensing Systems, Inc.

By: /s/ Chad A. Stelzig
Chad A. Stelzig
President and Chief Executive Officer
(Principal Executive Officer)

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POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Chad A. Stelzig and Frank G. Hallowell, each of whom may act individually, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and re substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew T. Berger	Executive Chairman of the Board of Directors	May 21, 2021
Andrew T. Berger

/s/ James W. Bracke	Director	May 21, 2021
James W. Bracke

/s/ Paul F. Lidsky	Director	May 21, 2021
Paul F. Lidsky

/s/ Geoffrey C. Davis	Director	May 21, 2021
Geoffrey C. Davis

/s/ Joseph P. Daly	Director	May 21, 2021
Joseph P. Daly

/s/ Brian J. VanDerBosch	Director	May 21, 2021
Brian J. VanDerBosch

/s/ Chad A. Stelzig	President and Chief Executive Officer (Principal Executive Officer)	May 21, 2021
Chad A. Stelzig

/s/ Frank G. Hallowell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 21, 2021
Frank G. Hallowell

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